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                                                                    EXHIBIT 23.2

                 CONSENT OF KEATING, MUETHING & KLEKAMP, P.L.L.

        We hereby consent to be named in the Registration Statement on Form S-3 for Meridian LSI Industries Inc., and the prospectus part thereof, as the attorneys who will pass upon legal matters in connection with the issuance of the securities described in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

        This consent is dated November 25, 2003.

                                        KEATING, MUETHING & KLEKAMP, PLL

                                        By:        /s/ Mark A. Weiss
                                           -------------------------------------
                                                       Mark A. Weiss